Service Corporation International Announces Third Quarter 2012 Financial Results, Updates 2012 Outlook, And Provides Initial Outlook For 2013

- Conference call on Thursday, October 25, 2012, at 9:00 a.m. Central Time.

HOUSTON, Oct. 24, 2012 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the third quarter 2012. Our unaudited condensed consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues	$581.2	$573.0	$1,781.1	$1,729.5
Operating income	$95.2	$78.2	$296.0	$255.9
Net income attributable to common stockholders	$41.1	$35.5	$126.2	$100.4
Diluted earnings per share	$0.19	$0.15	$0.57	$0.42
Earnings from continuing operations excluding special items(1)	$42.2	$33.8	$127.2	$109.6
Diluted earnings per share from continuing operations excluding special items(1)	$0.19	$0.14	$0.58	$0.46
Diluted weighted average shares outstanding	218.5	235.5	220.3	239.5
Net cash provided by operating activities	$121.9	$115.8	$280.3	$291.3
Net cash provided by operating activities excluding special items(1)	$123.0	$116.3	$288.4	$293.4

(1) Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings "Non-GAAP Financial Measures" and "Cash Flow and Capital Spending".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items increased 35.7% to $0.19 in the third quarter 2012 compared to $0.14 in the prior year third quarter, reflecting improved operating performance driven by higher recognized preneed cemetery revenues and effective management of our cost structure.
  Funeral gross profit increased by $7.0 million, or 10.1%, and the gross margin percentage increased to 19.6% for third quarter 2012 from 18.0% in 2011. This was primarily a result of prudent management of expenses in our comparable businesses and improved performance from our recent acquisitions.
  Cemetery gross profit increased $7.3 million, or 19.2%, and cemetery gross margin percentage increased to 23.5% from 20.1% due primarily to higher revenues associated with the completion of certain cemetery construction projects.
  Net cash provided by operating activities excluding special items increased to $123.0 million compared to $116.3 million in 2011, driven primarily by higher earnings that were partially offset by timing differences in preneed working capital.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the third quarter of 2012:
"We are very pleased with the solid performance of our business during the third quarter. Higher cemetery revenues, effective cost containment and strategic deployment of capital combined to deliver a solid performance for our shareholders. Once again it is a testament to our hardworking and dedicated team of over 20,000 professionals who are focused on delivering a more productive platform while continuing to enhance our customer experience."

REVIEW OF RESULTS FOR THIRD QUARTER 2012

Consolidated Segment Results

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended September 30,		Nine Months Ended September 30
	2012	2011	2012	2011
Funeral
Funeral atneed revenue	$228.1	$228.4	$717.0	$732.1
Funeral recognized preneed revenue	118.6	115.9	373.3	357.7
Other funeral revenue(1)	41.7	39.7	118.8	88.6
Total funeral revenues	$388.4	$384.0	$1,209.1	$1,178.4

Gross profit	$76.0	$69.0	$257.7	$243.8
Gross margin percentage	19.6%	18.0%	21.3%	20.7%

Funeral services performed	67,455	67,374	211,012	207,873
Average revenue per funeral service	$5,140	$5,110	$5,167	$5,243

Cemetery
Cemetery atneed revenue	$58.6	$58.2	$175.9	$178.8
Cemetery recognized preneed revenue	110.9	106.7	325.6	301.6
Other cemetery revenue (2)	23.3	24.1	70.5	70.7
Total cemetery revenues	$192.8	$189.0	$572.0	$551.1

Gross profit	$45.3	$38.0	$119.3	$104.7
Gross margin percentage	23.5%	20.1%	20.9%	19.0%

(1)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements. It also includes preneed sales of The Neptune Society that are delivered at the time of sale, including memorial merchandise and travel protection insurance.

(2)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended September 30, 2012 and 2011. We consider comparable operations to be those owned for the entire period beginning January 1, 2011 and ending September 30, 2012.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended September 30,
	2012	2011
Comparable funeral revenue:
Atneed revenue	221.3	227.4
Recognized preneed revenue	115.7	113.3
Other funeral revenue(1)	27.1	24.7
Total comparable funeral revenues	$364.1	$365.4

Comparable gross profit	$72.6	$68.9
Comparable gross margin percentage	19.9%	18.9%

Comparable funeral services performed:
Preneed	22,078	21,841
Atneed	39,549	40,907
Total	61,627	62,748

Comparable average revenue per funeral service	$5,468	$5,430
Comparable preneed funeral production:
Sales	$144.8	$144.9
Total preneed funeral contracts sold	26,323	26,127
Average revenue per contract sold	$5,501	$5,546

(1)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues decreased by $1.3 million driven by a decrease in the number of funeral services performed, partially offset by higher average revenue per funeral service.
  The comparable average revenue per funeral service grew 0.7% over the prior year quarter. Excluding an unfavorable Canadian currency impact and lower trust fund income, the average revenue per funeral service grew approximately 1.0% despite the increase in cremation services. The cremation rate increased to 45.3% in the third quarter of 2012 compared to 44.7% for the same period of 2011.
  Comparable funeral services performed decreased 1.8%, which we believe is consistent with trends experienced by other funeral service providers and industry vendors.
  Comparable funeral gross profit increased $3.7 million, or 5.4%, compared to the prior year quarter, while the gross margin percentage increased 100 basis points to 19.9%. The slight decline in overall revenues was more than offset by lower merchandise expense, selling costs and field overhead, which led to improvements in both gross profit and gross margin percentage.
  Comparable preneed funeral sales production stayed relatively flat compared to the prior year quarter. Comparable total funeral contracts sold increased 0.8% while average revenue per contract sold decreased 0.8%. For the first nine months of 2012, comparable preneed funeral sales production increased 4.1% over the prior period. Preneed funeral sales are deferred and recognized as revenues in future periods when the funeral service is performed.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended September 30, 2012 and 2011. We consider comparable operations to be those owned for the entire period beginning January 1, 2011 and ending September 30, 2012.

(Dollars in millions)	Three Months Ended September 30,
	2012	2011
Comparable cemetery revenue:
Atneed revenue	$58.6	$57.9
Recognized preneed revenue	110.8	106.4
Other cemetery revenue(1)	23.3	24.0
Total comparable cemetery revenues	$192.7	$188.3

Comparable gross profit	$45.4	$38.5
Comparable gross margin percentage	23.6%	20.4%

Comparable preneed and atneed cemetery sales production:
Property	$101.6	$101.8
Merchandise and services	91.5	91.6
Discounts	(20.6)	(19.9)
Preneed and atneed cemetery sales production	$172.5	$173.5
Recognition rate (2)	98%	95%

(1)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.
  Comparable cemetery revenues increased $4.4 million, or 2.3%, primarily as a result of higher recognized preneed revenues related to the completion of construction projects.
  Cemetery gross profit increased $6.9 million, or 17.9%, and the gross margin percentage increased to 23.6% compared to 20.4%. The improvements in gross profit and gross margin resulted from the completion of new construction projects which typically generate comparatively higher margin because the associated selling costs have been recognized in prior periods.
  Preneed and atneed cemetery sales production was $172.5 million in the current quarter compared to $173.5 million last year. In the first nine months of 2012, preneed and atneed sales production increased 5.9% over the prior period.

Other Financial Results

  General and administrative expenses increased $2.5 million to $26.4 million in the third quarter of 2012. The current year quarter included $2.3 million of costs related to the implementation of a new purchase order system and the transition to new outsource providers for certain accounting and administrative functions.
  Other income was $2.3 million in the third quarter primarily reflecting a favorable foreign currency impact from liability settlements between the U.S. and Canadian subsidiaries.

Cash Flow and Capital Spending

Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net cash provided by operating activities, as reported	$121.9	$115.8	$280.3	$291.3
IRS Audit Payment	—	—	6.6	—
System and Process Transition Costs	1.1	0.5	1.5	2.1
Net cash provided by operating activities excluding special items	$123.0	$116.3	$288.4	$293.4
  Net cash provided by operating activities excluding special items increased to $123.0 million compared to $116.3 million in 2011. Higher earnings, led by higher recognized preneed revenues, were partially offset by timing differences in preneed working capital.
  A summary of our capital expenditures is set forth below:

Capital Expenditures (In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Capital improvements at existing locations	$13.8	$14.8	$45.6	$48.0
Development of cemetery property	12.3	11.5	29.9	30.3
Construction of new funeral home facilities	2.9	2.5	5.5	7.6
Total capital expenditures	$29.0	$28.8	$81.0	$85.9

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and nine months ended September 30, 2012 is set forth below:

	Three Months	Nine Months
Preneed Funeral	5.3%	10.7%
Preneed Cemetery	5.3%	11.6%
Cemetery Perpetual Care	3.9%	9.0%
Combined Trust Funds	4.8%	10.5%

OUTLOOK FOR REMAINDER OF 2012 AND 2013

Our outlook for potential earnings and cash flow in the fourth quarter and full year of 2012 as well as our initial outlook for fiscal 2013 is detailed below. Included in our 2013 outlook of net cash provided by operating activities excluding special items is our expectation of cash taxes to be paid in 2013 of $35 million to $45 million compared to $17 million of cash taxes expected to be paid in 2012.

(In millions, except per share amounts)	4th Quarter 2012 Outlook	Updated 2012 Outlook	2013 Outlook
Diluted earnings per share from continuing operations excluding special items(1)	$.18 to $.21	$.76 to $.79	$.79 to $.87
Net cash provided by operating activities excluding special items(1)	$100 to $120	$390 to $410	$375 to $425
Capital improvements at existing facilities and cemetery development expenditures	Approx. $30	Approx. $110	$105 to $115

(1)

Diluted earnings per share from continuing operations excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2012 and 2013 excludes the following because this information is not currently available for the remainder of 2012 and for 2013: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and/or cash taxes, acquisition and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures and tax reserve adjustments, could materially impact our forward-looking diluted EPS and/or net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the heading "Non-GAAP financial measures".

This outlook reflects management's current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment and other events. This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, that could cause actual results to differ materially from the potential results highlighted above. A further list and description of these risks and uncertainties and other matters can be found later in this press release under "Cautionary Statement on Forward-Looking Statements".

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items shown above are all non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income attributable to common stockholders and diluted earnings per share from continuing operations excluding special items to our GAAP diluted earnings per share. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

	Three Months Ended September 30,
(In millions, except diluted EPS)	2012			2011
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$41.1	$0.19	$35.5	$0.15
After-tax reconciling items:
Impact of divestitures and impairment charges, net	(0.4)	(0.01)	(3.8)	(0.02)
System and process transition costs	1.5	0.01	0.3	—
Losses on early extinguishment of debt, net	—	—	0.9	0.01
Change in certain tax reserves	—	—	0.9	—
Earnings from continuing operations excluding special items	$42.2	$0.19	$33.8	$0.14

Diluted weighted average shares outstanding (in thousands)		218,460		235,513

	Nine Months Ended September 30,
(In millions, except diluted EPS)	2012		2011
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$126.2	$0.57	$100.4	$0.42
After-tax reconciling items:
Impact of divestitures and impairment charges, net	—	—	3.0	0.01
System and process transition costs	2.9	0.02	1.3	0.01
Losses on early extinguishment of debt, net	—	—	2.2	0.01
Change in certain tax reserves	(1.9)	(0.01)	2.7	0.01
Earnings from continuing operations excluding special items	$127.2	$0.58	$109.6	$0.46

Diluted weighted average shares outstanding (in thousands)		220,306		239,528

Conference Call and Webcast

We will host a conference call on Thursday, October 25, 2012, at 9:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 413-3237 with the passcode of 33535704. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through November 24, 2012 and can be accessed at (630) 652-3042 with the passcode of 33535704#. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust fund.
  The funeral home and cemetery industry continues to be increasingly competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2011 Annual Report on Form 10-K, which was filed February 13, 2012. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At September 30, 2012, we owned and operated 1,429 funeral homes and 374 cemeteries (of which 215 are combination locations) in 43 states, eight Canadian provinces and the District of Columbia. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall - Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues	$581,182	$572,999	$1,781,060	$1,729,472
Costs and expenses	(459,911)	(465,949)	(1,404,033)	(1,380,953)
Gross profit	121,271	107,050	377,027	348,519
General and administrative expenses	(26,410)	(23,863)	(81,927)	(77,381)
Gains (losses) on divestitures and impairment charges, net	315	(5,001)	883	(15,264)
Operating income	95,176	78,186	295,983	255,874
Interest expense	(33,568)	(33,038)	(101,050)	(100,476)
Losses on early extinguishment of debt, net	—	(1,355)	—	(3,504)
Other income, net	2,317	249	4,001	969
Income from continuing operations before income taxes	63,925	44,042	198,934	152,863
Provision for income taxes	(22,128)	(9,027)	(71,183)	(51,181)
Net income	41,797	35,015	127,751	101,682
Net (income) loss attributable to noncontrolling interests	(735)	481	(1,588)	(1,329)
Net income attributable to common stockholders	$41,062	$35,496	$126,163	$100,353

Basic earnings per share	$0.19	$0.15	$0.58	$0.42
Diluted earnings per share	$0.19	$0.15	$0.57	$0.42

Basic weighted average number of shares	214,914	232,917	216,974	237,037
Diluted weighted average number of shares	218,460	235,513	220,306	239,528

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET
(In thousands, except share amounts)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$151,547	$128,569
Receivables, net	92,811	103,892
Deferred tax asset	38,222	44,316
Inventories, net	25,132	25,513
Other	25,777	25,803
Total current assets	333,489	328,093
Preneed funeral receivables, net and trust investments	1,527,633	1,478,865
Preneed cemetery receivables, net and trust investments	1,777,598	1,595,940
Cemetery property, at cost	1,490,930	1,497,703
Property and equipment, net	1,632,676	1,618,361
Goodwill	1,366,075	1,361,493
Deferred charges and other assets	414,410	430,851
Cemetery perpetual care trust investments	1,091,083	1,016,506
	$9,633,894	$9,327,812
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$366,883	$358,904
Current maturities of long-term debt	31,289	23,554
Income taxes	6,522	3,150
Total current liabilities	404,694	385,608
Long-term debt	1,882,834	1,861,116
Deferred preneed funeral revenues	545,987	575,546
Deferred preneed cemetery revenues	868,085	833,303
Deferred tax liability	449,228	405,615
Other liabilities	405,638	414,773
Deferred preneed funeral and cemetery receipts held in trust	2,590,639	2,424,356
Care trusts' corpus	1,090,934	1,015,300

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 228,083,679 and 224,665,395 shares issued, respectively, and 213,973,997 and 222,955,853 shares outstanding, respectively	213,974	222,956
Capital in excess of par value	1,337,014	1,430,330
Accumulated deficit	(293,260)	(367,044)
Accumulated other comprehensive income	116,831	105,852
Total common stockholders' equity	1,374,559	1,392,094
Noncontrolling interests	21,296	20,101
Total Equity	1,395,855	1,412,195
	$9,633,894	$9,327,812

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$127,751	$101,682
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	—	3,504
Depreciation and amortization	89,349	88,363
Amortization of intangible assets	17,950	19,497
Amortization of cemetery property	31,528	27,889
Amortization of loan costs	3,635	3,259
Provision for doubtful accounts	6,801	6,431
Provision for deferred income taxes	57,428	40,038
(Gains) losses on divestitures and impairment charges, net	(883)	15,264
Share-based compensation	8,217	6,843
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	4,857	13,583
(Increase) decrease in other assets	(6,331)	2,560
Increase in payables and other liabilities	6,623	7,808
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	30,343	47,263
Decrease in deferred preneed funeral revenue	(30,325)	(30,724)
Decrease in deferred preneed funeral receipts held in trust	(18,185)	(33,203)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(72,012)	(47,977)
Increase in deferred preneed cemetery revenue	27,502	26,502
Decrease in deferred preneed cemetery receipts held in trust	(480)	(6,280)
Other	(3,481)	(989)
Net cash provided by operating activities	280,287	291,313
Cash flows from investing activities:
Capital expenditures	(80,973)	(85,936)
Acquisitions	(19,281)	(97,473)
Proceeds from divestitures and sales of property and equipment, net	8,933	15,233
Net withdrawals of restricted funds and other	(3,816)	956
Net cash used in investing activities	(95,137)	(167,220)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	17,907	65,000
Debt issuance costs	—	—
Payments of debt	(988)	(2,169)
Early extinguishment of debt	—	(43,089)
Principal payments on capital leases	(19,303)	(17,186)
Proceeds from exercise of stock options	17,347	7,694
Purchase of Company common stock	(144,607)	(146,590)
Payments of dividends	(34,844)	(33,395)
Bank overdrafts and other	868	3,573
Net cash used in by financing activities	(163,620)	(166,162)
Effect of foreign currency	1,448	(1,740)
Net increase (decrease) in cash and cash equivalents	22,978	(43,809)
Cash and cash equivalents at beginning of period	128,569	170,846
Cash and cash equivalents at end of period	$151,547	$127,037